EX-99.(n)(2)(ii)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose name appears below nominates, constitutes and appoints Bruce N. Alpert, John C. Ball and Peter Goldstein as her true and lawful attorney-in-fact to execute and sign the Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940 of The Gabelli Utility Trust (the “Fund”), and all amendments and supplements thereto, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Fund, par value $0.001 per share, any and all exhibits and other documents requisite in connection therewith, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done and about the premises as fully to all intents and purposes as the Trustee herself might or could do.

August 11, 2021

IN WITNESS WHEREOF, the undersigned Trustee has hereunto set her hand on the date first written above.

/s/ Leslie F. Foley
Leslie F. Foley
Trustee